UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Existing Debt Arrangements

On November 6, 2012, Dialogic Corporation, a wholly owned subsidiary of Dialogic Inc. (the “Company”), entered into a Second Amendment (the “Second Amendment”) to the Third Amended and Restated Credit Agreement (the “Term Loan Agreement”) with Obsidian, LLC, Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP, as lenders (collectively, the “Term Lenders”). On November 13, 2012 Dialogic Corporation entered into a Nineteenth Amendment ( the “Nineteenth Amendment”) relating to the credit agreement, dated as of March 5, 2008, as amended (the “Revolving Credit Agreement”), with Wells Fargo Foothill Canada ULC, as administrative agent, and certain lenders (the “Revolving Credit Lenders”).

Pursuant to the Second Amendment, the financial covenants in the Term Loan Agreement, including the minimum EBITDA and the minimum liquidity covenants, were amended to postpone the application of the financial covenants. Previously the financial covenants would have commenced in the fiscal quarter ending March 31, 2013 and under the terms of the Second Amendment they will commence in the fiscal quarter ending June 30, 2013.

Pursuant to the Nineteenth Amendment, the Revolving Credit Agreement was also amended to postpone the application of the financial covenants from the fiscal quarter ending March 31, 2013 to the fiscal quarter ending June 30, 2013 provided that the average amount of Availability (as defined in the Revolving Credit Agreement) plus any unencumbered cash held by Dialogic Corporation or any Guarantor (as defined in the Revolving Credit Agreement) (in the United States or any foreign jurisdiction) for the 30-day period immediately preceding the end of a fiscal quarter exceeds $2,500,000. The Revolving Credit Agreement was also amended to reduce the Borrowing Base by an availability block in the amount of $250,000 at all times from the Nineteenth Amendment Effective Date through compliance with the financial covenants for the period ending June 30, 2013. In addition the definition of Triggering Event in the Revolving Credit Agreement was amended to add as of any date of determination, that Qualified Cash (as defined in the Revolving Credit Agreement) is at any time less than $2,500,000.

The foregoing descriptions of the Second Amendment and Nineteenth Amendment are summaries of the material terms of such amendments, do not purport to be complete and are qualified in their entirety by reference to the Second Amendment and Nineteenth Amendment, which are filed as Exhibits 10.6 and 10.7 respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.6	Second Amendment to Third Amended and Restated Credit Agreement, dated November 6, 2012, by and among Dialogic Inc., Dialogic Corporation, Obsidian LLC and the lenders signatory thereto.

10.7	Nineteenth Amendment to Credit Agreement, dated November 13, 2012, by and among Dialogic Inc., Dialogic Corporation, Wells Fargo Foothill Canada ULC and the lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: November 13, 2012	By:	/s/ John Hanson
John Hanson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.6	Second Amendment to Third Amended and Restated Credit Agreement, dated November 6, 2012, by and among Dialogic Inc., Dialogic Corporation, Obsidian LLC and the lenders signatory thereto.

10.7	Nineteenth Amendment to Credit Agreement, dated November 13, 2012, by and among Dialogic Inc., Dialogic Corporation, Wells Fargo Foothill Canada ULC and the lenders signatory thereto.